Exhibit 1.1

EXECUTION COPY

$1,000,000,000

GANNETT CO., INC.

Floating Rate Convertible Senior Notes due 2037

Underwriting Agreement

June 26, 2007

Citigroup Global Markets Inc.

390 Greenwich Street

New York, NY 10013

Ladies and Gentlemen:

Gannett Co., Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), $1,000,000,000 aggregate principal amount of its Floating Rate Convertible Senior Notes due 2037 (the “Securities”). The Securities will be issued pursuant to the Indenture dated as of March 1, 1983 between the Company and Citibank, N.A., as trustee (the “Trustee”), as amended by the First Supplemental Indenture dated as of November 5, 1986, the Second Supplemental Indenture dated as of June 1, 1995, the Third Supplemental Indenture dated as of March 14, 2002, the Fourth Supplemental Indenture dated as of June 16, 2005, the Fifth Supplemental Indenture dated as of May 26, 2006 and by the Sixth Supplemental Indenture to be dated as of June 29, 2007 (together, the “Indenture”). The Securities will be convertible into fully paid, non-assessable shares of common stock of the Company, par value $1.00 per share (the “Common Stock”), on the terms, and subject to the conditions, set forth in the Indenture. As used herein, “Underlying Securities” means the shares of Common Stock issuable upon conversion of the Securities.

The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:

1. Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File No. 333-136007), including a prospectus, relating to the Securities and the Underlying

Securities. Such registration statement, as amended to and including the date of this Agreement, including the information, if any, deemed pursuant to Rule 430A or 430B under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Basic Prospectus” means the base prospectus filed as part of the Registration Statement in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, the term “Preliminary Prospectus” means the Basic Prospectus, as supplemented by any preliminary prospectus supplement used in connection with offers of the Securities and filed with the Commission pursuant to Rule 424(b) under the Securities Act, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities. Any reference in this Agreement to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the time when sales of the Securities were first made (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): a Preliminary Prospectus dated June 26, 2007, and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex B hereto.

2. Purchase of the Securities by the Underwriters. (a) The Company agrees to issue and sell the Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to 100% of the principal amount thereof, plus accrued interest, if any, from June 29, 2007 to the Closing Date (as defined below). The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b) The Company has been advised by the Underwriters that they intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Securities on the terms set forth in the Time of Sale Information. The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

(c) Payment for and delivery of the Securities will be made at the offices of Simpson Thacher & Bartlett LLP at 10:00 A.M., New York City time, on June 29, 2007, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date”.

(d) Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representatives against delivery to the nominee of The Depository Trust Company, for the account of the Underwriters, of one or more global notes representing the Securities (collectively, the “Global Notes”). The Global Notes will be made available for inspection by the Representatives not later than 2:00 P.M., New York City time, on the business day prior to the Closing Date.

(e) The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

3. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

(a) Preliminary Prospectus. Each Preliminary Prospectus, if any, filed pursuant to Rule 424 under the Securities Act complied when so filed in all material respects with the Securities Act; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through a Representative expressly for use in any Preliminary Prospectus.

(b) Time of Sale Information. The Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through a Representative expressly for use in such Time of Sale Information.

(c) Issuer Free Writing Prospectus. Other than the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex B.

(d) Registration Statement and Prospectus. The Registration Statement has become effective. The Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act; the Registration Statement and the Prospectus, as of its date and the Closing Date, do not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit a material fact necessary to make the statements therein, in the light of the circumstances under which they were made in the case of the Prospectus, not misleading; each part of the Registration Statement (including the documents incorporated by reference therein) filed with the Commission pursuant to the Securities Act relating to the Securities or the Underlying Securities, when such part became effective or was filed, did not contain any untrue statement of a material fact or omit a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that the Company makes no representation and warranty with respect to statements or omissions in the Registration Statement, any Preliminary Prospectus or the Prospectus based upon information furnished to the Company in writing by any Underwriter through a Representative expressly for use therein.

(e) Incorporated Documents. The documents incorporated by reference in each of the Registration Statement, the Prospectus and the Time of Sale Information, when each such document became effective or was filed with the Commission, as the case may be, complied in all material respects with the Exchange Act and, except as otherwise disclosed to the Representatives, no order directed to any document incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information has been issued.

(f) Financial Statements. The financial statements filed as part of or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus present fairly, or (in the case of any amendment or supplement to any such document, or any material incorporated by reference in any such document, filed with the Commission after the date as of which this representation is being made) will present fairly, at all times during the Prospectus Delivery Period, the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been, and (in the case of any amendment or supplement to any such document, or any material incorporated by reference in any such document, filed with the Commission after the date as of which this representation is being made) will be at all times during the Prospectus Delivery Period prepared in conformity with generally accepted accounting principles.

(g) No Material Adverse Change. Except as described in or contemplated by each of the Registration Statement, the Time of Sale Information and the Prospectus, there has not been any material adverse change in, or any adverse development which materially affects, the business, properties, financial condition or results of operations of the Company and its subsidiaries taken as a whole from the dates as of which information is given in each of the Registration Statement, the Time of Sale Information and the Prospectus.

(h) Organization and Good Standing. The Company and each of its subsidiaries have been duly incorporated, are validly existing and in good standing under the laws of their respective jurisdictions of incorporation, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership of property or the conduct of their respective businesses requires such qualification and where the failure to be so qualified would materially adversely affect the financial condition of the Company and its subsidiaries taken as a whole, and have corporate power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged.

(i) Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, the Time of Sale Information and the Prospectus; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Time of Sale Information and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; and the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus.

(j) The Indenture, the Securities and the Underlying Securities. On the Closing Date, the Indenture will have been validly authorized, executed and delivered by the Company and will constitute the legally binding obligation of the Company enforceable against the Company in accordance with its terms; the Securities will have been validly authorized and, upon payment therefor as provided in this Agreement, will be validly issued and outstanding, and will constitute legally binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture; and the Underlying Securities have been duly and validly authorized and are free of preemptive rights and, when issued and delivered upon such conversion in accordance with the terms of the Indenture, will be duly and validly authorized and issued, fully paid and non-assessable and free and clear of all liens, encumbrances, equities or claims. An executive committee duly and validly authorized by the Board of Directors of the Company has duly and validly adopted resolutions reserving the Underlying Securities for issuance upon conversion. The Indenture, the Securities and the Underlying Securities will conform to the descriptions thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus.

(k) No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its corporate charter or by-laws; or (ii) in default under any agreement, indenture or instrument, the effect of which violation or default in any such case would be material to the Company and its subsidiaries taken as a whole.

(l) No Conflicts. The execution, delivery and performance of this Agreement and the compliance by the Company with the provisions of the Securities and the Indenture will not conflict with, result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of its subsidiaries pursuant to the terms of, or constitute a default under, any agreement, indenture or instrument, or result in a violation of the corporate charter or by-laws of the Company or any of its subsidiaries or any order, rule or regulation of any court or governmental agency having jurisdiction over the Company, any of its subsidiaries or their respective properties.

(m) No Consents Required. Except as required by the Securities Act, the Trust Indenture Act of 1939, as amended, the Exchange Act and the applicable state securities or Blue Sky laws, no consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the execution, delivery and performance by the Company of this Agreement and the Indenture.

(n) Legal Proceedings. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, there is no material litigation or governmental proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries which might result in any material adverse change in the financial condition, results of operations or business of the Company and its subsidiaries taken as a whole or which is required to be disclosed in the Registration Statement, the Time of Sale Information or the Prospectus.

(o) Independent Accountants. All of the accountants whose reports are incorporated by reference in the Prospectus are independent public accountants as required by the Securities Act.

(p) Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(q) Accounting Controls. The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, there are no material weaknesses in the Company’s internal controls.

(r) Status under the Securities Act. The Company is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the Securities Act, in each case at the times specified in the Securities Act, in connection with the offering of the Securities.

(s) No Stabilization. The Company has not taken and will not take, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of the shares of Common Stock (including the Underlying Securities) in a manner which would violate applicable provisions of the Securities Act or the Exchange Act.

4. Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

(a) Required Filings. Until the termination of the offering of the Securities, the Company will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and will timely file all documents, and any amendments to previously filed documents, required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.

(b) Delivery of Copies. The Company will deliver, without charge, (i) to the Representatives, as many copies of the Registration Statement, only one of which need include exhibits and materials, if any, incorporated by reference therein, as the Representatives may reasonably request and (ii) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the commencement of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(c) Amendments or Supplements; Issuer Free Writing Prospectuses. Before using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before amending or supplementing the Registration Statement, the Time of Sale Information or the Prospectus with respect to the Securities or the Underlying Securities, the Company will furnish to the Representatives and counsel for the Underwriters copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object in writing or orally, promptly confirmed in writing. If the Company files any Issuer Free Writing Prospectus, the Company will advise the Representatives promptly when any such Issuer Free Writing Prospectus has been filed.

(d) Notice to the Representatives. The Company will advise the Representatives promptly, (i) when any post-effective amendment to the Registration Statement relating to or covering the Securities or the Underlying Securities becomes effective; (ii) of any request or proposed request by the Commission for any amendment or supplement to the Registration Statement or to any Prospectus (insofar as the amendment or supplement relates to or covers the Securities or the Underlying Securities); (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order directed to any Prospectus or any document incorporated therein by reference or the initiation or threat of any stop order proceeding or pursuant to Section 8A of the Securities or the Underlying Securities Act or of any challenge to the accuracy or adequacy of any document incorporated by reference in any Prospectus (insofar as any such issuance or challenge relates to or covers the Securities or the Underlying Securities); (iv) of the happening of any event which makes untrue any statement of a material fact made in the Registration Statement or any Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus or which requires the making of a change in the Registration Statement or any Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus in order to make any material statement therein not misleading (insofar as the Registration Statement or Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus relates to or covers the Securities or the Underlying Securities); and (v) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities or the Underlying Securities for sale in any jurisdiction or the initiation or threat of any proceeding for such purpose. If, during the Prospectus Delivery Period, the Commission shall issue a stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the lifting of that order at the earliest possible time.

(e) Ongoing Compliance. If, during the Prospectus Delivery Period (i) any event shall occur as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, forthwith at its own expense, the Company will amend or supplement the Prospectus and furnish such amendment or supplement to the Underwriters, so as to correct such statement or omission or effect such compliance. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Time of Sale Information will comply with law.

(f) Blue Sky Compliance. The Company will qualify the Securities or the Underlying Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will pay all expenses (including fees and disbursements of counsel) in connection with such qualification and in connection with the determination of the eligibility of the Securities for investment under the laws of such jurisdictions as the Representatives may designate.

(g) Earning Statement. The Company will make generally available to its security holders as soon as practicable an earning statement covering a twelve-month period beginning after the date of this Agreement, which shall satisfy the provisions of Section 11(a) of the Securities Act.

(h) Clear Market. During the period beginning on the date hereof and continuing to and including the earlier of (i) the date of notice to the Company by the Representatives of the termination of trading restrictions, if any, with respect to the Securities imposed by any agreement among Underwriters or (ii) the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company substantially similar to the Securities, without the prior written consent of the Representatives.

(i) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(j) Exchange Listing. The Company will use commercially reasonable efforts to cause the Underlying Securities to be listed on the New York Stock Exchange, subject to notice of issuance.

(k) Reservation of Underlying Securities. The Company will reserve and keep available at all times, free of preemptive rights, the maximum number of Underlying Securities.

(l) Conversion Rate. Between the date hereof and the Closing Date, the Company will not do or authorize any act or thing that would result in an adjustment of the conversion rate of the Securities.

5. Certain Agreements of the Underwriters. Each Underwriter hereby represents, warrants, covenants and agrees that

(a) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Annex B or prepared pursuant to Section 3(c) or Section 4(c) above, or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b) It has not and will not distribute any Underwriter Free Writing Prospectus referred to in clause (a)(i) in a manner reasonably designed to lead to its broad unrestricted dissemination.

(c) It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Securities unless such terms have previously been included in a free writing prospectus (i) filed with the Commission or (ii) that is a final pricing term sheet substantially in the form of Annex C hereto prepared by such Underwriter and approved verbally or in written form (including by electronic means) by the Company in advance (which approval the Company agrees to provide as soon as practically possible); provided further that any Underwriter using such term sheet shall notify the Company, and provide a copy of such term sheet to the Company, prior to, or substantially concurrently with, the first use of such term sheet.

(d) It will, pursuant to reasonable procedures developed in good faith, retain copies of each free writing prospectus used or referred to by it, in accordance with Rule 433 under the Securities Act.

6. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase Securities on the Closing Date as provided herein is subject to the following conditions:

(a) Registration Compliance; No Stop Order. No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission.

(b) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects on the Closing Date; and the Company shall have complied with its agreements hereunder.

(c) No Downgrade. Subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities of the Company by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act and (ii) no such organization shall have publicly announced that it has under surveillance or review its rating of the Securities or of any other debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating).

(d) No Material Adverse Change. There shall have been no material adverse change in, or any adverse development which materially affects, the business, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement, the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto), the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

(e) Officer’s Certificate. The Representatives shall have received on and as of the Closing Date a certificate of an executive officer of the Company stating that (i) such officer has carefully examined the Registration Statement, the Time of Sale Information and the Prospectus and, in his opinion (a) as of the date of the Time of Sale Information, the Registration Statement, the Time of Sale Information and the Prospectus did not include any untrue statement of a material fact and did not omit a material fact required to be stated therein or necessary to make the statements therein not misleading; and (b) since the date of the Time of Sale Information, no event has occurred which should have been set forth in a supplement to or amendment of the Basic Prospectus or Prospectus which has not been set forth in such a supplement or amendment; and (ii) the representations, warranties and agreements of the Company in this Agreement are true and correct in all material respects as of the Closing Date; the Company has complied in all material respects with its agreements contained in this Agreement; and the conditions set forth in clauses (a) and (c) above have been fulfilled.

(f) Comfort Letters. On the date hereof and the Closing Date, the Representatives shall have received letters dated such date, in form and substance satisfactory to the Representatives, from Ernst & Young LLP, independent public accountants (and, with respect to information concerning businesses acquired or to be acquired by the Company financial statements of which must be furnished in accordance with Rule 3-05 of Regulation S-X of the Commission, from such other independent or Company accountants as may be appropriate), containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement, the Time of Sale Information and the Prospectus and with respect to certain changes since the date of such financial statements and financial information.

(g) Opinion of Counsel for the Company. Todd A. Mayman, Esq., Vice President, Associate General Counsel, Secretary and Chief Governance Officer of the Company, and Nixon Peabody LLP, special counsel for the Company and at the request of the Company, shall have furnished to the Representatives their written opinions, each dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex A-1 and A-2, respectively, hereto. Hogan & Hartson LLP, special counsel for the Company, shall have furnished to the Representatives their written opinion and a negative assurance letter, dated the Closing Date and addressed to the Underwriters, in substantially the form set forth as Annex A-3 and A-4, respectively.

(h) Opinion of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date an opinion of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request.

7. Indemnification and Contribution.

(a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, each officer and director of such Underwriter, and each person, if any, who controls such Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities caused by (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) or any untrue statement or alleged untrue statement of a material fact contained in the Basic Prospectus, Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or caused by an omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except to the extent that such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company by any Underwriter through a Representative expressly for use therein.

(b) Indemnification of the Company. Each Underwriter agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and any person controlling the Company to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to information relating to such Underwriter furnished in writing by such Underwriter through a Representative expressly for use in the Registration Statement, the Basic Prospectus, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information.

(c) Notice and Procedures. If any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party (who shall not, without the consent of the indemnified party, be counsel to the indemnifying party) to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel relating to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and the representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties (in addition to local counsel). Such firm shall be designated in writing by the Representatives in the case of parties indemnified pursuant to the second preceding paragraph and by the Company in the case of parties indemnified pursuant to the first preceding paragraph. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but, if settled with such counsel or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) Contribution. If the indemnification provided for in this Section 7 is unavailable to an indemnified party under the second or third paragraphs hereof or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other in connection with the offering of the Securities shall be deemed to be in the same proportion as the total net proceeds from the offering of such Securities (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters in respect thereof. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No indemnifying party may enter into a settlement without the consent of the indemnified party unless it provides for the full release of such indemnified party from any and all claims relating to the subject matter of this Agreement.

(e) Limitation on Liability. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten and distributed to the public by such Underwriter were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriter’s obligations to contribute pursuant to this Section 7 are several, in proportion to the respective principal amounts of Securities purchased by each of such Underwriters, and not joint.

8. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

9. Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading in securities generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities or there has occurred a material disruption in commercial banking or securities settlement or clearance services; (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus; or (v) the representation in Section 3(b) is incorrect in any respect.

10. Defaulting Underwriter. (a) If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-tenth of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-tenth of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

11. Payment of Expenses. (a) The Company covenants to pay the costs of printing this Agreement, the fees paid to rating agencies in connection with the rating of the Securities and all costs and expenses incident to the performance of the Company’s obligations under this Agreement; provided that, except as provided otherwise herein, the Underwriters shall pay their own costs and expenses, including the fees and expenses of their counsel, any transfer taxes on the Securities which they may sell and the expenses of advertising any offering of the Securities made by the Underwriters.

(b) If (i) this Agreement is terminated pursuant to Section 9 (other than pursuant to clause (v) of Section 9 if the Company and the Underwriters subsequently enter into another agreement for the Underwriters to underwrite the same or substantially similar securities of the Company), (ii) the Company for any reason fails to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement relating to the failure of the Company to perform any obligation or satisfy any condition applicable to it under this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and, to the extent provided in Section 7 hereof, the officers and directors and any controlling persons referred to therein, and the affiliates of each Underwriter referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.

14. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

15. Miscellaneous. (a) Authority of the Representatives. Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives c/o: Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York 10013 (fax: 212-816-7912); Attention: General Counsel.

Notices to the Company shall be given to it at 7950 Jones Branch Drive, McLean, Virginia 22107 (fax: 703-854-2031); Attention: Vice President, Associate General Counsel, Secretary and Chief Governance Officer.

(c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(e) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(f) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

GANNETT CO., INC.

By	/s/ Michael Hart
Title:	VP and Treasurer

Accepted: June 26, 2007

CITIGROUP GLOBAL MARKETS INC.

By	/s/ Suvir Thadani
Authorized Signatory

[Underwriting Agreement]

Schedule 1

Underwriter	Principal Amount of Securities to be Purchased
Citigroup Global Markets Inc.	$1,000,000,000

Total	$1,000,000,000

Annex A-1

[Form of Opinion of Counsel Of Todd A. Mayman]

To my knowledge, there is no litigation or any governmental proceeding pending or threatened against the Company or any of its subsidiaries which would affect the subject matter of the Underwriting Agreement or is required to be disclosed in the Registration Statement, the Time of Sale Information or Prospectus which is not disclosed and correctly summarized therein.

In rendering such opinion, such counsel may rely as to matters of fact on certificates of responsible officers of the Company and public officials that are furnished to the Underwriters.

The opinion of Todd A. Mayman described above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

Annex A-2

[Form of Opinion of Counsel of Nixon Peabody LLP]

Based upon and subject to the foregoing, and the other qualifications and limitations contained herein, we are of the opinion that:

(i) the Company has been duly incorporated, is validly existing and in good standing under the laws of the State of Delaware and, to our knowledge, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership of property or the conduct of its businesses requires such qualification and where the failure to be so qualified would materially adversely affect the financial condition of the Company and its subsidiaries taken as a whole;

(ii) The Company has an authorized equity capitalization as set forth in the Registration Statement, the Time of Sale Information and the Prospectus and the capital stock of the Company conforms as to legal matters in all material respects to the description thereof contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, other than with respect to the number of issued and outstanding shares of capital stock, as to which no opinion need be rendered.

(iii) the Amended Indenture and the Sixth Supplemental Indenture have been duly and validly authorized, executed and delivered by the Company and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms;

(iv) the Securities have been validly authorized and, when executed and authenticated in accordance with the provisions of the Amended Indenture and the Sixth Supplemental Indenture and delivered to and paid for by the Underwriters, will constitute valid and binding obligations of the Company, entitled to the benefits of the Amended Indenture and enforceable in accordance with their terms;

(v) The Underlying Securities issuable upon conversion of the Securities have been duly authorized and reserved for issuance by all necessary corporate action on the part of the Company and, when issued upon conversion of the Securities in accordance with the Indenture and the terms of the Securities, will be validly issued, fully paid and non-assessable, and the issuance of the Underlying Securities will not be subject to any preemptive or similar rights.

(vi) the Underwriting Agreement has been validly authorized, executed and delivered by the Company;

(vii) the execution and delivery of the Underwriting Agreement by the Company, the sale of the Securities as provided in the Underwriting Agreement and the issuance of the Underlying Securities upon conversion of the Securities will not result in any violation of (i) any law or regulation of the State of New York or Federal law of the United States of America which, in our experience, is normally applicable to transactions of the type contemplated by the Agreement, the Sixth Supplemental Indenture or the Securities, (ii) the certificate of incorporation or bylaws of the Company or (iii) to our knowledge, any of the agreements, instruments or indentures filed as exhibits to or incorporated by reference as exhibits in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 or Quarterly Report on Form 10-Q for the quarter ended April 1, 2007, and no consent, approval or authorization of any governmental agency or authority (other than in connection or in compliance with the provisions of any state securities or Blue Sky laws, as to which we express no opinion) is required for the performance by the Company of the Underwriting Agreement;

(viii) the statements in the Preliminary Prospectus and Prospectus under the captions “Description of the Notes,” “U.S. Federal Income Taxation,” “Description of Common and Preferred Stock” (as updated by the “Summary—Recent Developments”), “Description of Debt Securities,” and “Plan of Distribution,” to the extent such statements constitute a summary of the documents referred to therein, fairly summarize, in all material respects, the documents referred to therein;

(ix) the Registration Statement has been declared effective under the Securities Act of 1933, as amended, and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended, and no stop order suspending the effectiveness of the Registration Statement has been issued and, to our knowledge, no proceeding for that purpose is pending or threatened by the Commission; and

(x) Each of the Registration Statement, as of its effective date, the Preliminary Prospectus and the Prospectus as of their respective dates (except for (1) the financial statements, notes thereto, and supporting schedules and other financial and accounting information and data included therein, as to which we express no opinion and (2) the documents incorporated by reference in the Prospectus, as to which we express no opinion) appeared on its face to be appropriately responsive, in all material respects, with the requirements of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

With regard to the opinions expressed in paragraphs (iii) and (iv) above, we note that enforceability may be limited by or be subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting creditors’ rights, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or by law) or by an implied covenant of good faith and fair dealing. We note, in addition, that the availability of specific enforcement, injunctive relief or any other equitable remedy is subject to the discretion of the court before which any proceedings therefor may be brought and that certain courts may enforce the rights of a holder of the Securities only in circumstances and in a manner in which it is equitable and commercially reasonable to do so.

In rendering such opinion, such counsel may rely as to matters of fact on certificates of responsible officers of the Company and public officials.

The opinion of Nixon Peabody LLP described above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

Annex A-3

[Form of Opinion of Counsel of Hogan & Hartson LLP]

Based upon, subject to and limited by the limitations and qualifications set forth in the opinion letter, such counsel is of the opinion that each document filed pursuant to the Exchange Act incorporated by reference into the Registration Statement, the Preliminary Prospectus and the Prospectus (except for the financial statements and supporting schedules included therein, as to which such counsel expresses no opinion), at the time they were filed with the Securities and Exchange Commission (the “Commission”), complied as to form in all material respects with the requirements of the Exchange Act.

In rendering such opinion, such counsel may rely as to matters of fact on certificates of responsible officers of the Company and public officials.

The opinion of Hogan & Hartson LLP described above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

Annex A-4

Form of Negative Assurance Letter of Hogan & Hartson LLP

Such counsel confirms to the Representatives that, on the basis of the information such counsel gained in the course of performing the services referred to in the opinion letter, no facts have come to such counsel’s attention that cause such counsel to believe that (a) the Registration Statement (including the Incorporated Documents and the Prospectus deemed to be a part thereof), as of the date of the Underwriting Agreement, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, (b) the Time of Sale Information (including the Incorporated Documents), as of 8:00 a.m. (New York City time) on June 27, 2007 (which the Representatives have informed such counsel is the time of the first sale of the Securities by any Underwriter), contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (c) the Prospectus (including the Incorporated Documents), as of its date or as of the date of this letter, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that in making such statements, such counsel does not express any belief with respect to the financial statements and supporting schedules and other financial or accounting information and data derived from such financial statements and schedules or the books and records of the Company contained or incorporated by reference in or omitted from the Registration Statement, the Time of Sale Information or the Prospectus.

Annex B

a. Time of Sale Information

1.	Term sheet containing the terms of the securities, substantially in the form of Annex C.

Annex C

Gannett Co., Inc.

$1,000,000,000 Floating Rate Convertible Senior Notes due 2037

Issuer:	Gannett Co., Inc. (NYSE: “GCI”)

Securities Offered:	Floating Rate Convertible Senior Notes due 2037

Ranking:	Senior Unsecured

Legal Format:	SEC Registered

Offering Size:	$1,000 million

Denomination:	$1,000 per note

Final Maturity:	July 15, 2037

Issuer Redemption:	Not callable until July 15, 2008; callable thereafter at 100% of principal amount plus accrued and unpaid interest.

Investor Puts:	Cash put at 100% of principal amount plus accrued and unpaid interest on each of July 15, 2008, 2009, 2012, 2017, 2022, 2027, and 2032

Coupon:	1-month LIBOR minus 0.23%, reset monthly starting August 15, 2007. Initially 5.09%.

Interest Payment Frequency:	Quarterly in arrears, beginning October 15, 2007

Day Count:	Actual / 360

Change of Control Put:	Investors may require company to repurchase notes for cash at 100% of principal amount plus accrued and unpaid interest upon the occurrence of certain change of control events.

Conversion Rate:	10.8530 shares per note

Conversion Price:	$92.14

Conversion Premium:	70% above closing stock price June 26, 2007

Reference Stock Price (NYSE closing price June 26, 2007):	$54.20

Anti-Dilution Adjustments:	Full dividend protection in the form of conversion rate adjustment for any dividends in excess of $0.31/share per quarter.

Change of Control Make-Whole:	If a holder converts notes in connection with certain change of control events, holders will be entitled to additional value in the form of a conversion rate adjustment, at a rate established by reference to the following table (subject to public acquirer change of control exception).

	Stock Price
Effective Date of Change in Control	$54.20	$60.00	$70.00	$80.00	$90.00	$100.00	$110.00	$120.00	$130.00	$140.00	$150.00
June 29, 2007	7.5972	5.8137	3.4327	1.7758	0.8507	0.4442	0.3001	0.2495	0.2251	0.2081	0.1941
October 15, 2007	7.5972	5.8137	3.4327	1.7063	0.7100	0.3026	0.1862	0.1550	0.1410	0.1308	0.1220
January 15, 2008	7.5972	5.8137	3.4327	1.6596	0.5776	0.1727	0.0912	0.0772	0.0709	0.0658	0.0614
April 15, 2008	7.5972	5.8137	3.4327	1.6470	0.4240	0.0301	0.0004	0.0000	0.0000	0.0000	0.0000
July 15, 2008	7.5972	5.8137	3.4327	1.6470	0.2581	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

If the stock price per share of Issuer’s common stock is:

•     in excess of $150.00 per share (subject to adjustment), the conversion rate will not be increased; or

•     less than $54.20 per share (subject to adjustment), the conversion rate will not be increased.

Use of Proceeds:	Repayment of a portion of the company’s outstanding U.S. commercial paper.

Other Features:	Upon conversion, conversion value paid in cash up to principal amount, cash or shares for any excess; freely convertible at any time.

Events of Default:	Failure to pay principal or (subject to grace period) interest; failure to provide notice of change of control; certain bankruptcy events; covenant default (subject to grace period).

Trade Date:	June 27, 2007

Settlement Date:	June 29, 2007

Sole Bookrunner:	Citi

CUSIP / ISIN:	Applied for

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED (OTHER THAN ANY STATEMENT RELATING TO THE IDENTITY OF THE LEGAL ENTITY AUTHORIZING OR SENDING THIS COMMUNICATION IN A NON-US JURISDICTION). SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

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